NEWS RELEASE
                                                             [LOGO OF WHIRLPOOL]

                                                  CONTACT: Whirlpool Corporation
                                                  Media: Tom Kline, 616/923-3738
                                              thomas_e_kline@email.whirlpool.com
                                        Financial: Thomas Filstrup, 616/923-3189
                                           thomas_c_filstrup@email.whirlpool.com

                   WHIRLPOOL CORP. REPORTS FOURTH QUARTER AND
                FULL-YEAR CORE EARNINGS IN LINE WITH EXPECTATIONS

BENTON HARBOR, Mich., Feb. 5, 2002--Whirlpool Corporation (NYSE:WHR) today announced 2001 fourth quarter core earnings of $109 million, or $1.58 per diluted share, compared with $67 million, or $1.00 per diluted share, in fourth quarter 2000. Full-year core earnings were $371 million, or $5.45 per diluted share, compared with $367 million, or $5.20 per diluted share, in 2000. The core earnings were in line with expectations.

     "Despite a period of unprecedented challenges to economies and markets worldwide, our global business delivered solid fourth quarter and full-year operating results," said David R. Whitwam, chairman and chief executive officer, Whirlpool Corporation.

     Fourth quarter net sales of $2.6 billion increased 3 percent, or 5 percent absent currency translations, from the previous year quarter. Full-year sales of $10.3 billion were level with 2000, or increased 3 percent absent currency translations.

     Full-year free cash flow of $533 million was a record for the company.

     "These results reflect our global organization's success in differentiating Whirlpool's brands and innovative products, and the cost savings from our productivity improvements and restructuring activities," Whitwam said. "Whirlpool North America, which is our largest business unit, delivered exceptional full-year performance and achieved record market share and operating results within a weak industry environment."

Fourth Quarter/Full-Year Results

     The following table reconciles the company's core earnings performance with net earnings (GAAP), providing a view of the underlying strength of its operations. Items reconciled in the table include 2001 charges, after tax, for restructuring and previously announced product recalls.


Earnings Reconciliation                             Fourth Qtr. 2001               Full-Year 2001
                                                -------------------------    -------------------------
                                                 Earnings           EPS       Earnings          EPS
                                                ----------       --------    ----------      ---------
                                                in millions                  in millions
Core earnings from operations                     $ 109            1.58        $ 371           5.45
    Restructuring and related charges               (91)          (1.32)        (156)         (2.29)
    Product recall charges                            3            0.05         (181)         (2.66)
                                                  -----           -----        -----          -----
Earnings from continuing operations                  21            0.31           34           0.50
                                                  -----           -----        -----          -----
    Discontinued operations                           -               -          (21)         (0.31)
    Adoption of SFAS No. 133                          -               -            8           0.12
                                                  -----           -----        -----          -----
Net earnings (GAAP)                                  21            0.31           21           0.31
                                                  =====           =====        =====          =====

                                    --more--

ADMINISTRATIVE CENTER . BENTON HARBOR, MICHIGAN 49022 . TELEPHONE: 616-923-6000
                            . www.whirlpoolcorp.com

PAGE TWO/ WHIRLPOOL CORP. REPORTS FOURTH QUARTER AND
FULL-YEAR CORE EARNINGS IN LINE WITH EXPECTATIONS

Fourth-Quarter Region Review

     Whirlpool North America posted significant improvement in operating performance during the quarter. Sales increased 11 percent versus fourth quarter 2000, and core operating profits improved 55 percent from last year's period. Strong brand demand continued in the quarter as new products sold through the company's value-added distribution channels led to higher fourth quarter volumes and higher average selling prices. Continued cost reductions and productivity gains also contributed to the improvement. Appliance industry unit shipments increased approximately 10 percent compared to fourth quarter 2000.

     The new Whirlpool brand Duet(TM) washer and dryer continued to generate strong consumer demand as trade partner distribution expanded throughout the quarter. Duet represents the best performing and most energy efficient front-loading washer technology on the market today.

     Whirlpool Europe's performance improved, despite continuing economic challenges in the region. In this environment, fourth-quarter sales increased 6 percent, or up 3 percent excluding currency translations, as the Euro strengthened during the quarter. Core operating profit improved over 4 points as a percent of sales versus fourth quarter 2000, due to an improved product mix, productivity gains and benefits from restructuring efforts, partially offset by an inventory write-down. Appliance industry unit shipments were flat compared to fourth quarter 2000. The successful rollout of the new Whirlpool brand Maximo(TM) microwave oven contributed significantly to the Whirlpool brand growth during the quarter and helped Whirlpool strengthen its position as the No. 1 appliance brand in Europe.

     Whirlpool Latin America's performance was affected by economic conditions throughout the region. Fourth quarter sales declined 24 percent, or 9 percent excluding currency translations. Appliance industry unit shipments declined an estimated 7 percent compared to last year's quarter. In this environment, core operating profits remained solid, but were negatively affected by exchange rate translation, lower tax credits and bad debt reserves established for potential losses in the Argentina market. These issues were partially offset by a reduction in pension liabilities.

     Whirlpool Asia's sales decreased by 9 percent, or down 7 percent excluding currency translations, as performance was influenced by continuing economic weakness in regional markets and currency devaluation in Australia. Increased shipments and core operating profit in India and China were offset by declines in other Whirlpool markets in the Asian region. Contributing to the solid performance in India and China was the success of new product introductions, including the Whirlpool brand top loading clothes washer and frost-free refrigerator in India, and the Jupiter(TM) clothes washer in China.

Restructuring Activities

     As part of the company's global restructuring effort, announced in December 2000, the company recorded a charge of $107 million before tax for restructuring and related activities in the fourth quarter 2001. Most of the charge related to European activities that will eliminate approximately 770 positions in the region. The largest initiative involves the transfer of countertop microwave oven production lines from Sweden to Whirlpool's production facility in China.

     For the year, the restructuring activities have resulted in a pre-tax charge of $212 million. The activities, which produced savings of about $47 million in 2001, are expected to produce savings of approximately $135 million on an annualized basis.

                                    --more--

PAGE THREE/ WHIRLPOOL CORP. REPORTS FOURTH QUARTER AND
FULL-YEAR CORE EARNINGS IN LINE WITH EXPECTATIONS

     In total, the company's global restructuring effort is expected to result in pre-tax charges of between $300 million to $350 million and produce annualized savings of between $225 million and $250 million. The company expects the global restructuring effort to be completed by the end of 2002.

Product Recall

     On Oct. 16, 2001, the company announced a recall of certain microwave oven hood-combination products and recognized a $300 million pre-tax charge in the third quarter to cover estimated costs to conduct the recall. Since October, the company has been able to reduce the costs associated with the recall by $79 million, due to the development of a more efficient service repair procedure, which enables faster repairs and reduced costs.

     On Jan. 31, 2002, the company announced the recall of certain dehumidifier products and recorded a fourth-quarter pre-tax charge of $74 million for estimated costs associated with the recall. Consequently, the net effect of these two events had no material impact on fourth quarter earnings.

2002 Outlook

     "We do not anticipate a broad-based recovery in the global economies until the second half of the year," said Whitwam. "However, based on introductions of differentiated products and services, brand building and innovation activities, and cost savings through restructuring activities and productivity improvements, we expect to build on our 2001 performance and deliver 5-to-10 percent core earnings improvement in 2002."

     Whirlpool North America's performance is expected to continue to be strong throughout 2002, and Latin America's performance is expected to strengthen in the second half. Operating profits in Europe and Asia are expected to improve on a quarter-by-quarter basis in 2002.

     In 2002, appliance industry shipments are expected to be flat in North America, Europe and Asia, and up slightly in Latin America.

     At 9:00 a.m. (EST) Tuesday, February 5, the company will be hosting a conference call, which can be heard by visiting www.whirlpoolcorp.com and clicking on the "Investors" button and then the "Conference Call Audio" menu item.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.whirlpoolcorp.com.

     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2002 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

                                       ###

            CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                              WHIRLPOOL CORPORATION
                        FOR THE PERIOD ENDED DECEMBER 31
              (millions of dollars except share and dividend data)

                                                                        Three Months Ended                             Full Year
                                                                        ------------------                          --------------
                                                        2001 Pro-forma      2001      2000      2001 Pro-forma      2001      2000
                                                        --------------      ----      ----      --------------      ----      ----
Net sales                                                 $ 2,647        $  2,647  $  2,579        $ 10,343      $ 10,343  $ 10,325

EXPENSES:

  Cost of products sold                                     1,971           1,989     1,966           7,872         7,925     7,838
  Selling and administrative                                  430             436       440           1,630         1,639     1,651
  Intangible amortization                                       7               7         7              28            28        29
  Product recall costs                                          -              (5)        -               -           295         -
  Restructuring costs                                           -              83         -               -           150         -
                                                          -------        --------  --------        --------      --------  --------
                                                            2,408           2,510     2,413           9,530        10,037     9,518
                                                          -------        --------  --------        --------      --------  --------
OPERATING PROFIT                                              239             137       166             813           306       807
OTHER INCOME (EXPENSE):
  Interest and sundry income (expense)                        (25)            (25)      (25)            (51)          (51)      (50)
  Interest expense                                            (34)            (34)      (48)           (162)         (162)     (180)
                                                          -------        --------  --------        --------      --------  --------
EARNINGS BEFORE INCOME TAXES
 AND OTHER ITEMS                                              180              78        93             600            93       577

      Income taxes                                             58              46        24             207            43       200
                                                          -------        --------  --------        --------      --------  --------
EARNINGS BEFORE EQUITY EARNINGS
 AND MINORITY INTERESTS                                       122              32        69             393            50       377

      Equity in earnings of affiliated companies               (6)             (6)        1              (4)           (4)        3
      Minority interests                                       (7)             (5)       (3)            (18)          (12)      (13)
                                                          -------        --------  --------        --------      --------  --------
EARNINGS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE         109              21        67             371            34       367
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

      Loss from discontinued operations, net of tax             -               -         -               -           (21)        -
      Cumulative effect of change in accounting
       principle, net of tax                                    -               -         -               -             8         -
                                                          -------        --------  --------        --------      --------  --------
NET EARNINGS                                              $   109        $     21  $     67        $    371      $     21  $    367
                                                          =======        ========  ========        ========      ========  ========
Per share of common stock:
  Basic earnings from continuing operations               $  1.62        $   0.31  $   1.01        $   5.56      $   0.51  $   5.24
  Loss from discontinued operations, net of tax                 -               -         -               -         (0.32)        -
  Cumulative effect of change in accounting
   principle, net of tax                                        -               -         -               -          0.12         -
                                                          -------        --------  --------        --------      --------  --------
  Basic net earnings                                      $  1.62        $   0.31  $   1.01        $   5.56      $   0.31  $   5.24
                                                          =======        ========  ========        ========      ========  ========
  Diluted earnings from continuing operations             $  1.58        $   0.31  $   1.00        $   5.45      $   0.50  $   5.20
  Loss from discontinued operations, net of tax                 -               -         -               -         (0.31)        -
  Cumulative effect of change in accounting
   principle, net of tax                                        -               -         -               -          0.12         -
                                                          -------        --------  --------        --------      --------  --------
  Diluted net earnings                                    $  1.58        $   0.31  $   1.00        $   5.45      $   0.31  $   5.20
                                                          =======        ========  ========        ========      ========  ========
  Dividends declared                                      $  0.34        $   0.34  $   0.34        $   1.36      $   1.36  $   1.36
                                                          =======        ========  ========        ========      ========  ========


Note: 2001 Pro-forma results exclude a loss from discontinued operations, a change in accounting principle, restructuring, and one-time charges related to restructuring within COGS and SG&A, and product recall charges.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                              WHIRLPOOL CORPORATION
                                As of December 31
                             (millions of dollars)

                                                  2001       2000
                                                -------    -------
ASSETS

Current Assets
--------------
Cash and equivalents                           $   316     $   114
Trade receivables, less allowances of
   (2001: $93; 2000: $103)                       1,515       1,748
Inventories                                      1,110       1,119
Prepaid expenses and other                         185         206
Derivative financial instruments                     9           -
Deferred income taxes                              176          50
                                               -------     -------
Total Current Assets                             3,311       3,237








Other Assets
------------
Investment in affiliated companies                 117         113
Intangibles, net                                   703         762
Deferred income taxes                              354         253
Derivative financial instruments                     7           -
Other                                              423         403
                                               -------     -------
                                                 1,604       1,531


Property, Plant and Equipment
-----------------------------
Land                                                56          64
Buildings                                          886         838
Machinery and equipment                          4,372       4,374
Accumulated depreciation                        (3,262)     (3,142)
                                               -------     -------
                                                 2,052       2,134
                                               -------     -------
Total Assets                                   $ 6,967     $ 6,902
                                               =======     =======



                                                   2001      2000
                                                   ----      ----
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Notes payable                                  $   148     $   961
Accounts payable                                 1,427       1,257
Employee compensation                              252         256
Accrued expenses                                   931         795
Product recall liability                           239           -
Derivative financial instruments                     9           -
Restructuring costs                                 77           5
Current maturities of long-term debt                19          29
                                               -------     -------
Total Current Liabilities                        3,102       3,303

Other Liabilities
-----------------
Deferred income taxes                              177         175
Derivative financial instruments                    13           -
Postemployment benefits                            623         630
Other liabilities                                  172         168
Long-term debt                                   1,295         795
                                               -------     -------
                                                 2,280       1,768

Minority Interests                                 127         147



Stockholders' Equity
--------------------
Common stock                                        86          84
Paid-in capital                                    480         393
Retained earnings                                2,470       2,539
Unearned restricted stock                            -         (11)
Accumulated other comprehensive income            (697)       (495)
Treasury stock - at cost                          (881)       (826)
                                               -------     -------
Total Stockholders' Equity                       1,458       1,684

                                               -------     -------
Total Liabilities and Stockholders' Equity     $ 6,967     $ 6,902
                                               =======     =======